SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 22, 2008
LEXINGTON REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	1-12386	13-3717318

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Penn Plaza, Suite 4015, New York, New York	10119-4015

(Address of Principal Executive Offices)	(Zip Code)
(212) 692-7200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index
EX-10.1: MASTER TERMS AND CONDITIONS
EX-10.2: AMENDED AND RESTATED OWNERSHIP LIMIT WAIVER AGREEMENT
EX-10.3: AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
EX-10.4: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement
Forward Purchase Agreement
On November 5, 2008, we executed a Master Terms and Conditions for Issuer for Forward Transactions between Citigroup Financial Products Inc., effective as of October 28, 2008 (the “Master Terms and Conditions”). Pursuant to the Master Terms and Conditions, we agreed to the forward purchase of 3.5 million of our common shares of beneficial interest, par value $0.0001 per share (which we refer to as Common Shares), for a forward purchase price of $19.6 million, or $5.60 per share. The Common Shares were previously held by AP LXP Holdings LLC, an affiliate of Apollo Real Estate Advisors III, L.P. (see Item 8.01 below). The purchase is effective as of October 31, 2008.
As part of the forward purchase, we prepaid in cash 50% of the forward purchase price ($9.8 million) and agreed to make floating payments during the term of the forward purchase at LIBOR plus 250 basis points per annum. The forward purchase contract is required to be settled no later than October 28, 2011. We may settle the forward purchase contract by paying the balance of the purchase price and receiving the underlying shares. Alternatively, at our election, we may elect to net-settle the forward purchase contract either in cash or in Common Shares, or a combination of both.
Attached as Exhibit 10.1 to this Current Report on Form 8-K (which we refer to as the Current Report) is a copy of the Master Terms and Conditions. The description of the Master Terms and Conditions does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.
Amendment of Agreements with Vornado Realty L.P.
     Ownership Limit Waiver Agreement
On November 3, 2008, we executed an Amended and Restated Ownership Limit Waiver Agreement, dated as of October 28, 2008, with Vornado Realty L.P. The Amended and Restated Ownership Limit Waiver Agreement amends the Ownership Limited Waiver Agreement with Vornado Realty Trust L.P. dated as of December 31, 2006, by increasing (by an additional 8.0 million Common Shares) the number of shares covered by exemption from the ownership limitation contained in our Amended and Restated Declaration of Trust granted to Vornado Realty L.P. and its affiliates.
Attached as Exhibit 10.2 to this Current Report is a copy of the Amended and Restated Ownership Limit Waiver Agreement. The description of the Amended and Restated Ownership Waiver Limit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.
     Registration Rights Agreements
On November 3, 2008, we entered into an Amended and Restated Registration Rights Agreements, dated as of November 3, 2008, with Vornado Realty L.P. and Vornado LXP LLC.

1

The Amended and Restated Registration Rights Agreement amends the Registration Rights Agreement with Vornado Realty L.P., dated as of November 11, 2005, by extending the registration rights to the additional 8.0 million Common Shares acquired by Vornado LXP LLC as discussed in Item 8.01, below.
Attached as Exhibits 10.3 to this Current Report is a copy of the Amended and Restated Registration Rights Agreement. The description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the copy attached as an exhibit.
Item 8.01. Other Events.
Redemption by Apollo Real Estate Advisors III, L.P.
On October 22, 2008, we issued 18,687,236 Common Shares to AP LXP Holdings LLC, a wholly-owned subsidiary of Apollo Real Estate Advisors III, L.P., upon redemption by AP LXP Holdings LLC of an equal number of limited partnership units in The Lexington Master Limited Partnership (the “Partnership”) pursuant to its Second Amended and Restated Limited Partnership Agreement.
The Trust and the Partnership had previously consented in 2007 to the pledge by AP LXP Holdings LLC of its interest in the Trust and the Partnership to Citicorp North America, Inc. as collateral for AP LXP Holdings LLC’s loan from Citicorp North America, Inc.
Acquisition of Shares Previously Held by Apollo Real Estate Advisors III, L.P.
On October 28, 2008, we announced that we agreed to the forward purchase of 3.5 million Common Shares, an affiliate of Vornado Realty L.P. agreed to purchase 8.0 million Common Shares and an affiliate of Winthrop Realty Trust agreed to purchase 3.5 million Common Shares, each for $5.60 per share. The Common Shares were previously held by AP LXP Holdings LLC. The settlements of the purchases occurred between November 3, 2008 and November 5, 2008. A copy of the press release announcing these purchases is attached as Exhibit 10.4 to this Current Report.
Redemption by Vornado Realty L.P.
On October 28, 2008, we issued 8,149,594 Common Shares to Vornado Realty L.P. and certain of its affiliates, upon redemption by such entities of an equal number of limited partnership units in the Partnership pursuant to its Second Amended and Restated Limited Partnership Agreement.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	Master Terms and Conditions

10.2	Amended and Restated Ownership Limit Waiver Agreement

10.3	Amended and Restated Registration Rights Agreement

10.4	Press Release dated October 28, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexington Realty Trust
Date: November 6, 2008	By:	/s/ T. Wilson Eglin
T. Wilson Eglin
Chief Executive Officer

Exhibit Index
10.1	Master Terms and Conditions

10.2	Amended and Restated Ownership Limit Waiver Agreement

10.3	Amended and Restated Registration Rights Agreement

10.4	Press Release dated October 28, 2008